Northern Oil and Gas, Inc. Announces 2012 First Quarter Results, Updated 2012 Capital Budget and Operational Updates

WAYZATA, MINNESOTA — May 7, 2012 — Northern Oil and Gas, Inc. (NYSE/AMEX: NOG) (“Northern Oil”) today announced 2012 first quarter financial results, an updated 2012 capital budget and other operational updates.

2012 FIRST QUARTER HIGHLIGHTS

•	117% year-over-year production growth compared to 2011 first quarter
•	21% sequential quarter-over-quarter production growth compared to 2011 fourth quarter
•	13.9 net wells completed and placed into production during 2012 first quarter, resulting in 71.8 total net developed wells as of March 31, 2012
•	Record quarterly production of 775,089 barrels of oil equivalent (“Boe”)
•	Record Oil and Gas Sales of $65.1 million, representing a 141% year-over-year increase and 22% sequential quarter-over-quarter increase
•	Record Adjusted EBITDA of $44.8 million, representing a 141% year-over-year increase
•	Net Income of $8.8 million

ACREAGE UPDATE

As of March 31, 2012, Northern Oil controlled approximately 173,000 net acres in the Williston Basin Bakken and Three Forks plays.  During the first quarter of 2012, Northern Oil acquired leasehold interests covering an aggregate of approximately 10,278 net mineral acres in its key prospect areas, for an average cost of $1,672 per net acre and an aggregate cost of $17.2 million.

As of March 31, 2012, Northern Oil controlled approximately 90,700 net acres that were either developed, held by production or held by operations, which represented approximately 52% of Northern Oil’s total Bakken and Three Forks acreage position.  Northern Oil controls approximately 101,000 net acres that are developed, held by production, held by operations or permitted, which represents approximately 58% of Northern Oil’s total Bakken and Three Forks position.

During the first quarter of 2012, Northern Oil had leases expire covering approximately 4,345 net acres.  Northern Oil currently has approximately 1,978 undeveloped net acres that are prospective for the Bakken and Three Forks and could potentially expire in the remainder of 2012, representing approximately 1% of Northern Oil’s overall Williston Basin position.

DRILLING AND COMPLETIONS UPDATE

Northern Oil participated in approximately 112 gross (12.4 net) wells that were spud during the first quarter of 2012.  Northern Oil reaffirms its previous guidance to participate in approximately 44 net wells to be spud during 2012, representing a 10% increase from 2011.  During the first quarter, approximately 2.6 net wells were spud in connection with non-recurring farm-in arrangements.

During the first quarter of 2012, Northern Oil participated in 129 gross (13.9 net) wells that were completed and placed into production.  As a result, Northern Oil’s developed wells totaled 793 gross (71.8 net) as of March 31, 2012.  In addition, Northern Oil was participating in 158 gross (16.5 net) Bakken or Three Forks wells drilling or awaiting completion at March 31, 2012.

FIRST QUARTER 2012

The following tables summarize Northern Oil’s first quarter operating and financial results for 2012 as compared to 2011:

	Quarter Ended March 31,
	2012	2011	Change
Net Production:
Oil (Bbl)	717,518	335,241	114%
Natural Gas and other liquids (Mcf)	345,427	128,286	169%
Total (Boe)	775,089	356,622	117%

Average Daily Production:
Oil (Bbl)	7,885	3,725
Natural Gas and other liquids (Mcf)	3,796	1,425
Total (Boe)	8,517	3,962

Average Sales Prices:
Oil (per Bbl)	$87.35	$78.29
Effect of oil hedges on average price (per Bbl)	(7.44)	(9.73)
Oil net of hedging (per Bbl)	79.91	68.56	17%
Natural Gas and other liquids (per Mcf)	7.14	6.19	15%
Realized price per Boe(a)	77.16	66.68	16%

Average Production Costs (per Boe of production):
Production Expenses	$8.40	$5.65	49%
Production Taxes	7.84	7.34	7%
General and Administrative, including share based compensation	6.04	9.23	(35%)
General and Administrative-non-cash share based compensation(b)	2.84	5.21	(45%)
Depletion, Depreciation, Amortization and Accretion	23.77	19.45	22%

(a)	Realized prices include realized gains or losses on cash settlements for commodity derivatives.
(b)
Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash amounts in Northern Oil’s Form 10-Q for the three months ended March 31, 2012.

In the first quarter of 2012, oil, natural gas and natural gas liquids sales increased 141% compared to the first quarter of 2011, driven primarily by a 117% increase in production and partially aided by a 16% increase in realized prices taking into account the effect of settled derivatives.  Northern Oil’s production growth was driven by a 131% increase in net producing wells from 31.0 as of March 31, 2011 to 71.8 as of March 31, 2012.

As a result of derivative activities, Northern Oil incurred a net cash settlement loss of $5.3 million in the first quarter of 2012, compared to a loss of $3.3 million in the first quarter of 2011.  As a result of forward oil price changes, mark-to-market derivative gains and losses were non-cash losses of $9.4 million in the first quarter of 2012 compared to non-cash losses of $21.3 million in the first quarter of 2011.  Northern Oil’s derivatives are accounted for using the mark-to-market accounting method whereby gains and losses from changes in the fair value of derivative instruments are recognized immediately into earnings.

Production expenses were $6.5 million in the first quarter of 2012 compared to $2.0 million in the first quarter of 2011.  Northern Oil experiences increases in aggregate operating expenses as it adds new wells and maintains production from existing properties. On a per unit basis, production expenses per Boe increased from $5.65 per barrel sold in the first quarter of 2011 to $8.40 in the first quarter of 2012.  This increase was primarily due to increased costs associated with higher amounts of water hauling and disposal costs and workover expenses as wells are placed on to pumping units.

Northern Oil pays production taxes based on realized oil and gas sales.  These costs were $6.1 million in the first quarter of 2012, compared to $2.6 million in the first quarter of 2011.  Production taxes were 9.3% in the first quarter of 2012 and 9.7% in the first quarter of 2011.  The 2012 average production tax rate was lower than the 2011 average due to well additions that qualified for reduced rates/or tax exemptions during 2012.

General and administrative expense was $4.7 million for the first quarter of 2012, compared to $3.3 million for the first quarter of 2011. General and administrative expense net of share based compensation was approximately $2.5 million for the first quarter of 2012, compared to $1.4 million for the first quarter of 2011.  This increase was primarily due to higher compensation expense.

Depletion, depreciation, amortization and accretion (“DD&A”) was $18.4 million in the first quarter of 2012, compared to $6.9 million in the first quarter of 2011.  The increase in aggregate DD&A expense for the first quarter of 2012 compared to the first quarter of 2011 was driven by a 117% increase in production.  Depletion expense, the largest component of DD&A, was $23.62 per Boe in the first quarter of 2012, compared to $19.25 per Boe in the first quarter of 2011 primarily due to increased estimates of future development costs.

The provision for income taxes was $5.8 million of expense in the first quarter of 2012, compared to $4.5 million of benefit in the first quarter of 2011.  The first quarter of 2012 reflects an increase in the tax provision rate to 35% and certain non-deductible expenses for federal income tax purposes.

Net income was $8.8 million in the first quarter of 2012, compared to net loss of $7.1 million in the first quarter of 2011.  Net income per fully diluted share was $0.14 in the first quarter of 2012 and $(0.11) in the first quarter of 2011.

Non-GAAP net income, excluding unrealized gain (loss) on derivative instruments net of tax, was $14.4 million (representing approximately $0.23 per diluted share) for the first quarter of 2012, as compared to $5.9 million (representing approximately $0.09 per diluted share) for the first quarter of 2011.  The increase in non-GAAP net income is primarily due to our continued addition of crude oil and natural gas production from new wells and higher realized commodity prices in 2012 compared to 2011.

Northern Oil’s Adjusted EBITDA for the first quarter of 2012 was $44.8 million, which represents a 141% increase over Adjusted EBITDA of $18.6 million for the first quarter of 2011.

Northern Oil defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) unrealized gain (loss) on derivative instruments and (v) non-cash share based compensation expense.  Net income excluding unrealized gain (loss) on derivative instruments net of tax and Adjusted EBITDA are non-GAAP measures.  A reconciliation of these measures to their most directly comparable GAAP measure is included in the accompanying financial tables found later in this release.  Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance.  Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of the Company’s core operating results.  In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

DERIVATIVES UPDATE

As of April 30, 2012, Northern Oil’s oil derivative contracts were as follows:

Costless Collars
Contract Period	Volume (Bbl)	Weighted Average Floor/Ceiling Price (per Bbl)
2012	1,344,839	$91 / $106
2013	2,033,269	$90 / $105
Total	3,378,108	$90 / $105

Swaps
Contract Period	Volume (Bbls)	Weighted Average Price (per Bbl)
2012	1,113,942	$92
2013	60,000	$102
2014	240,000	$100
Total	1,413,942	$94

2012 CAPITAL BUDGET

In the first quarter of 2012, 13.9 net wells were completed and placed into production and Northern Oil had an additional 16.5 net wells drilling or awaiting completion at quarter end.  The average election cost (i.e., “AFE” cost) for wells drilling or awaiting completion at quarter end was $8.3 million.  During the quarter, the Company spent approximately $125 million on the drilling and completion of wells.

Based on Northern Oil’s current understanding of operating partners’ development plans for 2012, Northern Oil expects total capital expenditures in 2012 for drilling and completion of wells will approximate $360 million.  This estimate represents an increase from a previously announced $325 million budget and is primarily due to more pad drilling and a higher concentration of longer lateral wells, which Northern Oil believes will provide more favorable production economics and cost savings on future wells.

In addition to drilling capital expenditures, Northern Oil affirms its prior expectation to spend $60 million to $80 million for acreage acquisitions during 2012.  Northern Oil spent approximately $17.2 million on acreage acquisitions during the first quarter, and incurred an additional $8.2 million of development costs in return for acreage interests earned through farm-in arrangements.

MANAGEMENT COMMENT

Michael Reger, CEO, commented: “The first quarter of 2012 was another breakthrough quarter for Northern Oil and included quarterly records for Production, Oil and Gas Sales and Adjusted EBITDA.  The pace of drilling in the Bakken and Three Forks plays continues to accelerate, and our acreage position is turning to production at an increasing rate.  Importantly, we are seeing a broader range of opportunities to acquire strategic, non-operated interests, which we believe will allow us to continue growing our acreage position in a careful and methodical manner.  We are pleased to see the additional efficiencies that are embedded in future wells through the use of pad drilling, which also indicates operators’ intentions to capitalize on future downspacing in these plays.  Our capital position remains secure and we believe we are well positioned to develop and grow our asset base.”

FIRST QUARTER 2012 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern Oil’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Monday, May 7, 2012 at 9:00 a.m. Central Standard Time.  Details for the conference call are as follows:

Dial-In Number:  (888) 211-4439 (US/Canada) and (913) 312-0706 (International)
Conference ID:  3084315 - Northern Oil and Gas, Inc. First Quarter 2012 Earnings Call
Replay Dial-In Number: (888) 203-1112 (US/Canada) and (719) 457-0820 (International)
Replay Access Code:  3084315 - Replay will be available through May 22, 2012

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the Company’s ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events.  While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

CONTACT:

Investor Relations
Erik Nerhus
952-476-9800

NORTHERN OIL AND GAS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(UNAUDITED)

	Three Months Ended March 31,
	2012	2011
REVENUES
Oil and Gas Sales	$65,139,396	$27,041,621
Loss on Settled Derivatives	(5,335,597)	(3,262,056)
Loss on Mark-to-Market of Derivative Instruments	(9,364,913)	(21,278,629)
Other Revenue	84,106	25,813
Total Revenue	50,522,992	2,526,749

OPERATING EXPENSES
Production Expenses	6,513,348	2,016,356
Production Taxes	6,078,885	2,615,864
General and Administrative Expense	4,681,378	3,290,589
Depletion of Oil and Gas Properties	18,309,500	6,863,479
Depreciation and Amortization	97,089	68,313
Accretion of Discount on Asset Retirement Obligations	15,632	4,730
Total Expenses	35,695,832	14,859,331

INCOME (LOSS) FROM OPERATIONS	14,827,160	(12,332,582)

OTHER (EXPENSE) INCOME
Interest Expense	(196,299)	(120,642)
Interest Income	400	427,685
Gain on Available for Sale Securities	-	459,997
Total Other Income (Expense)	(195,899)	767,040

INCOME (LOSS) BEFORE INCOME TAXES	14,631,261	(11,565,542)

INCOME TAX PROVISION (BENEFIT)	5,825,350	(4,507,700)

NET INCOME (LOSS)	$8,805,911	$(7,057,842)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Unrealized Losses on Marketable Securities (Net of Tax of $295,000 at March 31, 2011)	$-	$(456,915)
Reclassification of Derivative Instruments Included in Income (Net of Tax of $39,000 and $101,000 for the Three Months Ended March 31, 2012 and 2011, Respectively)	62,309	169,150
Total Other Comprehensive Income (Loss)	$62,309	$(287,765)

COMPREHENSIVE INCOME (LOSS)	$8,868,220	$(7,345,607)

Net Income (Loss) Per Common Share - Basic	$0.14	$(0.11)

Net Income (Loss) Per Common Share - Diluted	$0.14	$(0.11)

Weighted Average Shares Outstanding - Basic	62,239,237	63,000,113

Weighted Average Shares Outstanding - Diluted	62,670,156	63,000,113

NORTHERN OIL AND GAS, INC.
BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011

	Three Months Ended March 31,
	2012	2011
REVENUES
Oil and Gas Sales	$65,139,396	$27,041,621
Loss on Settled Derivatives	(5,335,597)	(3,262,056)
Loss on Mark-to-Market of Derivative Instruments	(9,364,913)	(21,278,629)
Other Revenue	84,106	25,813
Total Revenue	50,522,992	2,526,749

OPERATING EXPENSES
Production Expenses	6,513,348	2,016,356
Production Taxes	6,078,885	2,615,864
General and Administrative Expense	4,681,378	3,290,589
Depletion of Oil and Gas Properties	18,309,500	6,863,479
Depreciation and Amortization	97,089	68,313
Accretion of Discount on Asset Retirement Obligations	15,632	4,730
Total Expenses	35,695,832	14,859,331

INCOME (LOSS) FROM OPERATIONS	14,827,160	(12,332,582)

OTHER (EXPENSE) INCOME
Interest Expense	(196,299)	(120,642)
Interest Income	400	427,685
Gain on Available for Sale Securities	-	459,997
Total Other Income (Expense)	(195,899)	767,040

INCOME (LOSS) BEFORE INCOME TAXES	14,631,261	(11,565,542)

INCOME TAX PROVISION (BENEFIT)	5,825,350	(4,507,700)

NET INCOME (LOSS)	$8,805,911	$(7,057,842)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Unrealized Losses on Marketable Securities (Net of Tax of $295,000 at March 31, 2011)	$-	$(456,915)
Reclassification of Derivative Instruments Included in Income (Net of Tax of $39,000 and $101,000 for the Three Months Ended March 31, 2012 and 2011, Respectively)	62,309	169,150
Total Other Comprehensive Income (Loss)	$62,309	$(287,765)

COMPREHENSIVE INCOME (LOSS)	$8,868,220	$(7,345,607)

Net Income (Loss) Per Common Share - Basic	$0.14	$(0.11)

Net Income (Loss) Per Common Share - Diluted	$0.14	$(0.11)

Weighted Average Shares Outstanding - Basic	62,239,237	63,000,113

Weighted Average Shares Outstanding - Diluted	62,670,156	63,000,113

NORTHERN OIL AND GAS, INC.
Reconciliation of Adjusted EBITDA
(UNAUDITED)

	Three Months Ended
	March 31,
	2012	2011
Net Income (Loss)	$8,805,911	$(7,057,842)
Add:
Interest Expense	196,299	120,642
Income Tax Provision (Benefit)	5,825,350	(4,507,700)
Depreciation, Depletion, Amortization and Accretion	18,422,221	6,936,522
Non-Cash Share Based Compensation Expense	2,204,927	1,858,171
Unrealized (Gain) Loss on Derivative Instruments	9,364,913	21,278,629
Adjusted EBITDA	$44,819,621	$18,628,422

NORTHERN OIL AND GAS, INC.
Reconciliation of Net Income to Non-GAAP Net Income Excluding
Unrealized Gain (Loss) on Derivative Instruments
(UNAUDITED)

	Three Months Ended March 31
	2012	2011
Net Income (Loss)	$8,805,911	$(7,057,842)
Add:
Unrealized Gain (Loss) on Derivative Instruments	9,364,913	21,278,629
Tax Impact	(3,727,000)	(8,299,000)
Net Income without Effect of Certain Items	$14,443,824	$5,921,787

Weighted Average Shares Outstanding - Basic	62,239,237	63,000,113
Weighted Average Shares Outstanding - Diluted	62,670,156	63,246,984

Net Income (Loss) Per Common Share - Basic	$0.14	$(0.11)
Add:
Change due to Unrealized Gain (Loss) on Derivative Investments	0.15	0.34
Change due to Tax Impact	(0.06)	(0.14)
Net Income without Effect of Certain Items Per Common Share - Basic	$0.23	$0.09

Net Income (Loss) Per Common Share - Diluted	$0.14	$(0.11)
Add:
Change due to Mark-to-Market of Derivative Investments	0.15	0.34
Change due to Tax Impact	(0.06)	(0.14)
Net Income without Effect of Certain Items Per Common Share - Diluted	$0.23	$0.09